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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the PEMCO Aviation Group, Inc. Nonqualified Stock Option Plan of our report dated February 26, 2003, with respect to the consolidated financial statements and schedule of PEMCO Aviation Group and Subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

Birmingham, Alabama
July 2, 2003